Grant Park
FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool
sponsored by
Dearborn Capital Management, LLC

Dearborn
Capital Management, LLC

An investment in a managed futures product such as Grant Park is speculative, involves a high degree of risk, has substantial charges and is suitable only for the investment of the risk capital portion of an investor's portfolio. Grant Park may not be suitable for certain investors. The past performance and information referred to herein may not be representative of the experience of a particular investor and are no guarantee of future results. There is no guarantee that the Fund will achieve its objectives. Please review the "Risk Factors" and "Conflicts of Interest" sections of the current prospectus.

DESCRIPTION

- Multi-advisor public commodity pool, investing assets of its investors in U.S. and international futures and forward contracts and other commodity interests, including options contracts on futures, forwards and commodities, spot contracts, swap contracts and security futures.

- Underlying markets may include stock indices, interest rates, currencies or physical commodities, such as agricultural contracts, energy products or metals.

- Continuous operation since inception of trading on January 1, 1989; units offered and sold to qualified investors on a private placement basis until June 30 2003, when Grant Park began publicly offering units for sale.

- Dearborn Capital Management, LLC, an Illinois limited liability company, serves as general partner, commodity pool operator and sponsor.

- Seven professional commodity trading advisors include Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Winton Capital Management, Saxon Investment Corporation and Welton Investment Corporation.

- Trading advisors use technical and trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility.

- Dearborn allocates Grant Park's assets to trading advisors through direct managed accounts; Dearborn receives trade recaps from each advisor throughout the day and reviews all trading on a daily basis.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

INVESTMENT HIGHLIGHTS

Minimum Investment:

Class B Units: $10,000 Individual/$4,000 ERISA or qualified plans, additional minimum investment $2,000;
Class A Units: New Accounts - $200,000, $15,000 Individual/$4,000 ERISA or qualified plans additional minimum investment. Existing Class A Unit holders and related parties have a minimum investment of $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:

Dearborn Capital Management, LLC

Portfolio Managers:

Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Winton Capital Management, Saxon Investment Corporation and Welton Investment Corporation .

Redemptions:

Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to the prospectus for Class B redemption fee schedule.

Suitability:

Varies from state to state but at least a minimum of $45,000 annual income and a net worth of $45,000 exclusive of home, auto and furnishings, or $150,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Firm's Administrative Department as firm requirements may also vary.

Break-even Level:

Class B Units: 4.90% Annual Expense break-even level
Class A Units: 3.94% Annual Expense break-even level
(refer to the prospectus for a detailed fee schedule).

VALUE OF DIVERSIFICATION

The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to Grant Park Class A Units. The first gray shaded line in the chart below represents performance of a portfolio allocating 100% to stocks on January 1, 1989 compared to a portfolio allocating on the same day, 90% to stocks and 10% to Grant Park. This portfolio is represented by the blue shaded line in the same chart. The chart reflects the actual historical trading results of both Grant Park and the S&P 500 Index. The portfolio with a 10% allocation to Grant Park resulted in a 20% better return than the portfolio consisting of stocks alone. Performance is reported through March 2006.

Value of Hypothetical $100,000 Portfolio with a 10% Allocation to the Grant Park Futures Fund Class A Units vs. a 100% Stock Portfolio
January 1989 – March 2006



900,000.00
800,000.00
700,000.00
600,000.00
500,000.00
400,000.00
300,000.00
200,000.00
100,000.00
0
90% Equity- 10% Grant Park
Annualized Std Dev 12.71%
100% Equity (S&P 500)
Annualized Std Dev 14.14%
$816,467
$682,678
20%
Difference
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

Chart prepared by Dearborn Capital Management, LLC using Grant Park Class A Unit performance data. This chart contains historical trading results hypothetically blended and re-balanced quarterly. Stocks are represented by the S&P 500 Index. See page 6 of this presentation for descriptions of the indices in this chart.

The chart below shows the effect of allocating increasing percentages to Grant Park (A Units) to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are each equally reduced by 5% increments. The chart reflects the actual historical trading results of Grant Park as part of a broader, hypothetical investment portfolio. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks & Bonds
January 1989 – March 2006



Compounded Annual Returns
16.50%
15.50%
14.50%
13.50%
12.50%
11.50%
10.50%
10% Grant Park
35% Bonds
55% Stocks
20% Grant Park
30% Bonds
50% Stocks
30% Grant Park
25% Bonds
45% Stocks
40% Grant Park
20% Bonds
40% Stocks
0% Grant Park
40% Bonds
60% Stocks
Grant Park 10% Allocation: Comp ROR = 12.25%; Std Dev = 8.91%
Grant Park 0% Allocation: Comp ROR = 11.16%; Std Dev = 9.38%
8.25% 9.25% 10.25% 11.25% 12.25% 13.25% 14.25%
Annualized Standard Deviation of Monthly Returns

Chart prepared by Dearborn Capital Management, LLC. This chart contains historical trading results for the period January 1989 through March 2006, hypothetically blended assuming a quarterly rebalancing. Stocks are represented by the S&P 500 Index and bonds are represented by the Lehman Long Government Bond Index. See page 6 of this presentation for descriptions of the indices in this chart.

Performance statistics reflected for Grant Park above are that of Class A Units. Class B Units carry an additional 0.96% in fees and expenses over Class A Units. Most new investors are expected to purchase Class B Units. Had the additional fees and expenses of Class B Units been reflected, performance for Class A Units would have been lower.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Prospective investors must be aware that the hypothetical analysis presented in the two charts on the preceding page is dependent on periods in which Grant Park outperforms other asset classes used in the portfolio. The Fund may not, however, outperform the other asset classes during any particular time period. The charts do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted in Grant Park.

HYPOTHETICAL PERFORMANCE RESULTS, SUCH AS THOSE SHOWN ON THE TWO CHARTS ON THE PRECEDING PAGE, MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

CORRELATION ANALYSIS

The table below shows the historical correlation of the monthly returns of various stock, bond and managed futures indices with Grant Park for the period January 1989 through March 2006. Generally, the more similar in performance that two markets trade, the higher their correlation. Asset allocation models typically will seek to reduce overall portfolio volatility by combining investment vehicles that behave differently from one another (with low to negative correlations).

GRANT PARK Class A Units	+1.00
CISDM CTA Asset Weighted Index	+0.82
Lehman Bros. Long Gov't Bond Index	+0.16
MSCI EAFE Index	-0.10
S&P 500 Index	-0.11
HFRI Fund Weighted Composite Index	-0.12
NASDAQ Composite Index	-0.17

The table below further demonstrates that, historically, Grant Park's returns are not negatively correlated with stocks, but rather perform independently from stocks. As displayed below, between January 1989 and March 2006, in a small percentage of time (16%), the Fund and stocks have experienced losses simultaneously. In a larger percentage of time (34%), the Fund and stocks have experienced positive returns simultaneously. However, in 50% of the 207 months represented, the performance of the Fund and stocks have moved in opposite directions.

Correlation Analysis: Grant Park and S&P 500 Index
January 1989 – March 2006

Both returned negative performance	33 of 207 Months 16%
Both returned positive performance	71 of 207 Months 34%
Returns were opposite	103 of 207 Months 50%

These tables were prepared by Dearborn Capital Management, LLC. See page 6 of this presentation for descriptions of the indices presented in these tables.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

COMPARATIVE PERFORMANCE STATISTICS

January 1989 through March 2006

		Grant Park Futures Fund A Units	Grant Park Futures Fund B Units*	S&P 500 Index	MSCI EAFE Index	Nasdaq Index	Lehman Bros. Long Gov't
Rate of Return:	March 2006 Year To Date	4.06% 4.16%	3.98% 3.94%	1.24% 4.21%	3.34% 9.47%	2.56% 6.10%	-3.42% -3.51%
Compound Annual Rate of Return:	Last 12 Months Last 3 Years Last 5 Years Since Jan. 1989*	3.95% 3.54% 4.73% 16.69%	3.10% - - -0.71%	11.73% 17.22% 3.97% 11.78%	24.94% 31.66% 10.04% 5.92%	17.03% 20.38% 4.92% 11.09%	2.25% 3.93% 6.52% 9.18%
Cumulative Returns:	Last 12 Months Last 3 Years Last 5 Years Since Jan. 1989*	3.94% 11.00% 26.01% 1332.29%	3.10% - - -1.85%	11.73% 61.07% 21.48% 582.68%	24.94% 128.20% 61.36% 169.50%	17.03% 74.46% 27.15% 514.47%	2.25% 12.26% 37.17% 355.08%
Annualized Standard Deviation of Monthly Returns (Risk):	Last 12 Months Last 3 Years Last 5 Years Since Jan. 1989*	11.49% 14.83% 15.49% 30.88%	11.46% - - 14.50%	6.93% 8.79% 13.99% 14.14%	9.60% 10.76% 14.80% 16.39%	12.87% 14.57% 23.34% 24.28%	8.52% 10.21% 9.97% 8.51%
Worst Case Decline:	Last 5 Years Duration Since Jan. 1989* Duration	-23.65% 2/04 to 8/04 -38.87% 5/89 to 10/89	-23.99% 2/04 to 8/04 -23.99% 2/04 to 8/04	-44.73% 8/00 to 9/02 -44.73% 8/00 to 9/02	-47.47% 6/00 to 3/03 -47.47% 12/99 to 3/03	-75.04% 8/00 to 9/02 -75.04% 2/00 to 9/02	-10.61% 5/03 to 7/03 -11.80% 1/94 to 10/94
Correlation with S&P 500 Index:	Last 5 Years	-0.12	-	1.00	0.85	0.90	-0.40
Correlation During S&P 500 Index Positive Months:	Last 5 Years	-0.08	-	1.00	0.69	0.83	-0.25
Correlation During S&P 500 Index Negative Months:	Last 5 Years	-0.45	-	1.00	0.72	0.76	-0.28

This table was prepared by Dearborn Capital Management, LLC.
Please refer to pgs. 152-153 of the prospectus for a more detailed discussion of correlation analysis.

BENCHMARK INDICES:

CISDM Commodity Trading Advisor Asset Weighted Index. A dollar weighted index named after the University of Massachusetts Center for International Securities and Derivatives Markets that includes the performance of commodity trading advisors that have the objective of speculative trading profits. The CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Index is not the same as an investment in Grant Park as it is more broadly diversified across a much greater number of trading programs. As a result, it should perform with a great deal less volatility due to its greater diversification. Furthermore, Grant Park may perform quite differently than the CISDM Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

Lehman Brothers Long Government Bond Index/Lehman Brothers Long-Term Treasury Bond Index. Indices consisting of various government bonds that have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. These indices are rebalanced monthly by market capitalization. Additionally, the underlying securities that make up this index guarantee a return of capital. An investment in Grant Park carries no such guarantee.

HFRI Fund Weighted Composite Index. The Hedge Fund Research Institutes Hedge Fund Weighed Composite index is an internationally-recognized benchmark comprised of over 1700 funds from the internal HFR Database. HFRI Fund Weighted Composite Index is an equal-weighted return of all funds in the HFR Monthly Indices, excluding HFRI Fund of Funds Index. This is a broad based index comprising a wide variety of hedge fund strategies. Any specific hedge fund may perform quite differently than the index. This index differs from Grant Park significantly in the sense that it encompasses such a wide variety of trading styles and market sectors.

The following three equity indices are all unleveraged, long-only passive indices. They differ significantly from Grant Park in that they do not employ leverage, do not trade actively or sell short:

NASDAQ Composite Index. An index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 3,000 companies). The index is market-value weighted. This means that each company's stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

Standard & Poor's 500 Total Return Index (S&P 500 Index). A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy. The Total Return calculation includes the price-plus-gross cash dividend return.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

** Performance statistics for Grant Park Class B units are limited as the units began trading on August 1, 2003.*

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

TRADING ADVISOR OVERVIEW

Trading Advisor Overview
March 2006

The Fund's assets are divided into seven separate accounts each traded by a different Commodity Trading Advisor. The allocations shown below are as of March 31, 2006.

	EMC Capital Management (Classic Program)	Rabar Market Research (Diversified)	Eckhardt Trading Company (Global Financial Program)	Graham Capital Management (Global Div Program)	Winton Capital Management (Diversified)	Saxon Investment Corporation (Diversified Program)	Welton Investment Corporation (Global Directional Portfolio)
Firm Assets Under Mgmt	Firm Total: $127m Classic: $123m	$514m	Firm Total: $791.5m Global Financial: $303.8m	Firm Total: $5.1b GDP: $1.0b	$4.74b	Firm Total: $77m Div Program: $40m	Firm Total: $116m GDP: $91m
Program Inception	Jan-85	Jan-89	Nov-97	Feb-95	Oct-97	Sep-88	Jun-04
Began Trading for Grant Park	Jan-89	Jan-89	Apr-98	Sept-03	Aug-04	Aug-04	Mar-06
Grant Park Allocation	22%	20%	8%	8%	19%	10%	13%
Margin/Equity	10-18%; Avg. 13%	6-31%; Avg. 18%[1]	0-15%; Avg. 6%	10-15%; Avg. 12%	Avg. 12%	0-20%; Avg. 9%	10-22%; Avg. 16%
Roundturns per Million	2100	1200	1300	600-700	2500	1100	1300
Number of Markets Traded	46	92	33	65	Over 120	44	37
Time Horizon	Multiple systems 20-50 days; 30 avg.	Multiple systems 30-80days; 50avg.	Multiple systems 8-50+ days	Long-term >60 days; Short-term <40 days	Multiple systems ranging from short to long term	Multiple systems with an avg. of 10-50+ days	Multiple systems ranging from short to long term
Compounded Annual ROR Since Inception	1/85 – 3/06 25.70%	1/89 – 3/06 14.02%	11/97- 3/06 7.88%	2/95- 3/06 10.94%	10/97- 3/06 17.77%	9/88- 3/06 15.54%	6/04- 3/06 19.27%
Compounded Annual ROR Last 5 Years (7/00-6/05)	4.95%	8.07%	6.04 %	6.96%	12.46%	13.83%	6/04- 3/06 19.27%
Worst Drawdown Since Inception	45.13% 5/95 to 5/96	29.82% 5/95 to 10/95	14.94% 2/04 to 7/04	15.71% 10/01 to 4/02	25.73% 10/01 to 2/02	41.55% 12/94 to 3/96	6.56% 7/04 to 10/04
Worst Drawdown Last 5 Years	27.21% 2/04 to 9/04	24.42% 2/04 to 8/04	14.94% 2/04 to 7/04	15.71% 10/01 to 4/02	25.73% 10/01 to 2/02	19.28% 3/04 to present	6.56% 7/04 to 10/04
Annualized Standard Deviation Since Inception	55.25%	23.86%	13.99%	13.95%	21.38%	27.39%	12.46%
Annualized Standard Deviation Last 5 Years	21.98%	17.31%	11.08%	14.20%	21.15%	18.09%	12.46%

This chart was prepared by Dearborn Capital Management, LLC.
Please refer to the glossary on the back of this presentation for definitions relevant to this table.

[1]The range and average of margin to equity ratio for Rabar is computed without giving effect to certain foreign currency contracts which are traded in the over the counter foreign exchange markets. Depending upon the margin requirements imposed by the particular clearing firm, inclusion of these markets would likely increase the range and average of the margin to equity ratio, in some cases significantly.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY OF TERMS & OTHER

The following glossary may assist prospective investors in understanding certain terms used in this presentation.

Drawdown: A measure of losses experienced by the composite performance record from peak (high) to valley (low). Drawdowns are measured on the basis of month-end net asset values only.

Margin: Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before the trader must deliver additional margin.

Roundturns per Million: Measures the frequency with which a trading advisor initiates and subsequently closes out a market position on an average million-dollar account.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Time Horizon: Refers to the average trading length of a market position held in the trading advisor's system.

Trading Advisor: Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park. Currently, Grant Park's trading advisors are Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management, Saxon Investment Corporation and Welton Investment Corporation.

Additional Notes:

Throughout this presentation performance reflected for Grant Park is primarily that of Class A Units. Class B Units currently carry an additional 0.96% in fees and expenses over Class A Units. Most new investors will purchase Class B Units. Had the additional fees and expenses of Class B Units been reflected, performance for Class A Units would have been lower. Some information contained herein may not have been audited. For a complete discussion of the fees and expenses and detailed performance information on both Class A and B Units, please refer to the prospectus.

The performance information disclosed on the Fund's underlying managers reflects the composite performance of the trading programs used by the Fund's current trading advisors to manage the Fund's assets. The Fund's allocation to the trading advisors has changed and evolved over time, and is subject to further change at the discretion of Dearborn Capital Management, LLC (Dearborn), the Fund's General Partner. The above performance figures are from the trading advisor's composite performance tables representing the composite performance of all accounts traded under these trading programs. The actual performance experienced by the Fund for any of the trading advisors may vary from that of the advisor's composite performance depending on several factors, including differences in fee structure, any notional funding employed by the General Partner, and the timing of additions or redemptions. Although Dearborn believes the information provided is reliable, Dearborn has not independently verified such information and cannot guarantee its accuracy or completeness. Fees, expenses and performance of individual accounts making up the composite track records will differ from that of the Fund. No representation is made that an investor in the Fund will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer losses. For a more complete discussion of the trading advisors and a more complete discussion of the Fund's performance and its fee structure, please refer to the prospectus.

Dearborn
Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com